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                                                                     EXHIBIT 1.2



                           JDN REALTY CORPORATION
                          (a Maryland corporation)

                      $75,000,000 6.80% Notes due 2004
                      $85,000,000 6.95% Notes due 2007

                               TERMS AGREEMENT


                                                                   July 30, 1997



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
B.T. Securities Corporation
Smith Barney Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
North Tower
World Financial Center
New York, New York  100281-1209

Ladies and Gentlemen:

         We understand that JDN Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell $75,000,000 and $85,000,000 aggregate principal amount of its 6.80% Notes due 2004 and its 6.95% Notes due 2007, respectively (the "Debt Securities") such securities also being hereinafter referred to as the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Initial Underwritten Securities opposite their names set forth below at the purchase price set forth below.




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

                                                    Principal Amount                  Principal Amount
                                                      of Initial                         of Initial
                                                     Underwritten                       Underwritten
     Underwriter                                      Securities                         Securities
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated                                    $25,000,000                        $28,333,400
     B.T. Securities Corporation                     $25,000,000                        $28,333,300
     Smith Barney Inc.                               $25,000,000                        $28,333,300

Total                                                $75,000,000                        $85,000,000



       The Initial Underwritten Securities shall have the following terms:

                            6.80% Notes due 2004

TITLE:  6.80% Notes due 2004
RANK:  Senior debt securities
RATINGS: Moody's Investor Service BBB-, Duff & Phelps BBB, Standard & Poor's Corporation Baa3
AGGREGATE PRINCIPAL AMOUNT: $75,000,000
DENOMINATIONS:  $1000
CURRENCY OF PAYMENT: U.S. dollars
INTEREST RATE OR FORMULA:  6.80%
INTEREST PAYMENT DATES: February 1 and August 1 of each year, beginning on
                  February 1, 1998.REGULAR RECORD DATES:  15 days prior
                  to interest payment date, regardless of whether such
                  day is a business day
STATED MATURITY DATE:   August 1, 2004
REDEMPTION PROVISIONS:  The 6.80% Notes due 2004 are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined in the 6.80% Notes due 2004)
SINKING FUND REQUIREMENTS:  None
CONVERSION PROVISIONS:  None
LISTING REQUIREMENTS:  None
FIXED OR VARIABLE PRICE OFFERING:  Fixed Price Offering
                  Initial public offering price per note: 99.670% of the principal amount, plus accrued interest and amortized original issue discount, if any, from August 4, 1997.
PURCHASE PRICE PER NOTE: 99.020% of principal amount, plus accrued interest and amortized original issue discount, if any, from August 4, 1997.
FORM:  Global note



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OTHER TERMS AND CONDITIONS: The 6.80% Notes due 2004 shall be governed by the
                  Indenture dated July 15, 1997 and the First Supplemental Indenture dated July 31, 1997.
CLOSING DATE AND LOCATION:  August 4, 1997, Hogan & Hartson L.L.P., 555
                  Thirteenth Street, N.W., Washington, D.C. 20004.


                            6.95% Notes due 2007

TITLE:  6.95% Notes due 2007
RANK:  Senior debt securities
RATINGS:   Moody's Investor Service BBB-, Duff & Phelps BBB,  Standard & Poor's
Corporation Baa3
PRINCIPAL AMOUNT: $100,000,000
DENOMINATIONS:  $1000
CURRENCY OF PAYMENT: U.S. dollars
INTEREST RATE OR FORMULA:
INTEREST PAYMENT DATES:  February 1 and August 1 of each year, beginning on
                  February 1, 1998.
REGULAR RECORD DATES:  15 days prior to interest payment date, regardless of whether such day is a business day
STATED MATURITY DATE:  August 1, 2007
REDEMPTION PROVISIONS:  The 6.95% Notes due 2007 are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole Amount (as defined in the 6.95% Notes due 2007)
SINKING FUND REQUIREMENTS:  None
CONVERSION PROVISIONS:  None
LISTING REQUIREMENTS:  None
FIXED OR VARIABLE PRICE OFFERING:  Fixed Price Offering
                  Initial public offering price per note: 99.686% of the principal amount, plus accrued interest and amortized original issue discount, if any, from August 4, 1997.
PURCHASE PRICE PER NOTE: 98.986% of principal amount, plus accrued interest and amortized original issue discount, if any, from August 4, 1997.
FORM:  Global note
OTHER TERMS AND CONDITIONS: The 6.95% Notes due 2007 shall be governed by the
                  Indenture dated July 15, 1997 and the First Supplemental Indenture dated July 31, 1997.
CLOSING DATE AND LOCATION:  August 4, 1997, Hogan & Hartson L.L.P., 555
                  Thirteenth Street, N.W., Washington, D.C. 20004.



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         Please accept this offer no later than Four o'clock P.M. (New York City time) on July 30, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                             Very truly yours,

                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED

                             By: /s/ Tjarda Clagett
                                -------------------------------------------
                                          Authorized Signatory

                             Acting on behalf of itself and the other named Underwriters.

Accepted:

JDN Realty Corporation

By: /s/ William J. Kerley
   -------------------------
   Name: William J. Kerley

Title: Chief Financial Officer